UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/24/2006

NUTRI SYSTEM INC DE
(Exact name of registrant as specified in its charter)

Commission File Number:  0-28551

DE	23-3012204
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

300 Welsh Road, Building 1, Suite 100, Horsham, PA 19044
(Address of principal executive offices, including zip code)

215 706 5302
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.02.    Termination of a Material Definitive Agreement

As a result of the resignation of Mr. George Jankovic as President, Chief Operating Officer and a director of NutriSystem, Inc. ("NutriSystem") the Employment Agreement, dated December 22, 2004, between Mr. Jankovic and NutriSystem will terminate as of July 25, 2006.

Item 2.02.    Results of Operations and Financial Condition

On July 24, 2006, the Registrant issued a press release announcing its financial results for the fiscal quarter ended June 30, 2006. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 24, 2006, the Registrant issued a press release announcing the resignation of Mr. Jankovic from his positions as President, Chief Operating Officer and a director of NutriSystem. Chairman and Chief Executive Officer, Michael J. Hagan, will assume the title of President. A copy of the press release is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 7.01.    Regulation FD Disclosure

On July 24, 2006, NutriSystem issued a press release setting forth NutriSystem's financial information for the quarter ended June 30, 2006. A copy of NutriSystem's press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01.    Financial Statements and Exhibits

(d)   Exhibits

The following is a list of the exhibits filed as a part of this Form 8-K:

Exhibit

Number    Description of Exhibit

99.1       Press release, dated July 24, 2006, announcing second quarter 2006 results.

99.2       Press release, dated July 24, 2006, announcing the resignation of George Jankovic, President, Chief Operating Officer and a director of NutriSystem.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRI SYSTEM INC DE

Date: July 24, 2006	By:	/s/ James D Brown
James D Brown
Executive Vice President and CFO

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release, dated July 24, 2006 announcing second quarter 2006 results
EX-99.2	Press Release, dated July 24, 2006, announcing the resignation of George Jankovic, President, Chief Operating Officer and a director of NutriSystem.